SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 26, 2006
ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction organization)	(Commission File Number)	(I.R.S. Employer of incorporation or Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:  (253) 205-3000

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2006, Zones, Inc. issued a press release announcing its third quarter 2006 results of operations. A copy of the press release is furnished as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2006, the Company promoted Christina Corley to the position of President and Chief Operating Officer. Since April 2005, Ms. Corley served as Executive Vice President of Zones, Inc. Prior to this appointment, Ms. Corley served as President of Corporate PC Source (“CPCS”), a wholly owned subsidiary of the Company from March 2003 to April 2005. Prior to the acquisition of CPCS by Zones, Ms. Corley was Chief Executive Officer and President of CPCS from 1999 to 2003. Ms. Corley has extensive sales and marketing experience within the industry.

The Company does not have an employment agreement with Ms. Corley, and there were no changes to her compensation.

A copy of the press release is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1, Press release dated October 26, 2006, announcing third quarter 2006 earnings.
Exhibit 99.2, Press release dated October 26, 2006, announcing the appointment of Christina Corley as President and COO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: October 31, 2006	/s/ RONALD P. MCFADDEN

	By:	Ronald P. McFadden
	Its:	Secretary and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Press Release, dated October 26, 2006, announcing third quarter 2006 earnings.

99.2	Press release dated October 26, 2006, announcing the appointment of Christina Corley as President and COO